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                                                                      Exhibit 99

    U.S. TRUST CORPORATION EMPLOYEE STOCK PURCHASE PLAN




    INDEPENDENT AUDITORS' REPORT

    FINANCIAL STATEMENTS
    Years Ended December 31, 2000 and December 31, 1999

U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS


                                                       PAGE

2000 INDEPENDENT AUDITORS' REPORT                        1

1999 REPORT OF INDEPENDENT ACCOUNTANTS                   2


FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 2000 AND DECEMBER 31, 1999

   Statement of Financial Condition                      3
   Statement of Income and Changes in Plan Equity        4

   Notes to Financial Statements                        5-8

INDEPENDENT AUDITORS' REPORT


To the Administrative Committee and Participants of the U.S. Trust Corporation Employee Stock Purchase Plan


We have audited the accompanying statement of financial condition of the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") as of December 31, 2000 and the related statement of income and changes in plan equity for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Plan for the year ended December 31, 1999 were audited by other auditors whose report, dated March 15, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the statement of financial condition of the Plan at December 31, 2000, and the statement of income and changes in plan equity for the year then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE, LLP
New York, New York
March 9, 2001



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                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and Administrative Committee of
U.S. Trust Corporation Employee Stock Purchase Plan


In our opinion, the accompanying statement of financial condition and the related statement of income and changes in plan equity present fairly, in all material respects, the financial position of the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") at December 31, 1999, and the income and changes in plan equity for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




                                                      PricewaterhouseCoopers LLP
New York, New York
March 15, 2000





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U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

STATEMENT OF FINANCIAL CONDITION
DECEMBER 31,





ASSETS                                              2000                   1999
Investments                                  $12,993,435          $   5,021,613
Accrued interest receivable                            -                 17,071
                                             -----------          -------------
TOTAL ASSETS                                  12,993,435              5,038,684
                                             -----------          -------------



LIABILITIES

Distributions payable                            269,073                 73,650
Due to U.S. Trust Corporation                          -                 24,170
                                             -----------           ------------
TOTAL LIABILITIES                                269,073                 97,820
                                             -----------           ------------



PLAN EQUITY                                  $12,724,362          $   4,940,864
                                             ===========          =============



See notes to financial statements



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
U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
YEARS ENDED DECEMBER 31,

                                                                            2000                           1999

Investment income:
     Realized and unrealized appreciation in market
         value of investments                                     $    4,418,153                  $           -
     Dividends                                                            57,978                              -
     Interest                                                              1,339                         99,913

Discount on shares purchased                                           2,114,118                        996,156
Participant contributions                                              1,987,169                      4,024,257
                                                                  --------------                  -------------
ADDITIONS TO PLAN ASSETS                                               8,578,757                      5,120,326

Distributions to participants:
     Distributions paid to participants                                  526,186                        105,812
     Distributions payable to participants                               269,073                         73,650
                                                                  --------------                  -------------
DISTRIBUTIONS FROM PLAN ASSETS                                           795,259                        179,462

NET INCREASE IN PLAN EQUITY                                            7,783,498                      4,940,864

PLAN EQUITY, BEGINNING OF YEAR                                         4,940,864                              -
                                                                  --------------                  -------------

PLAN EQUITY, END OF YEAR                                             $12,724,362                    $ 4,940,864
                                                                  ==============                  =============



See notes to financial statements




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
U.S. TRUST CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS


1.       DESCRIPTION OF PLAN

         U.S. Trust Corporation (the "Corporation") established the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") effective as of January 1, 1999. The Plan is a qualified employee stock purchase plan which allows employees of United States Trust Company of New York and affiliated companies (collectively "U.S. Trust") to purchase common shares of the Corporation, $1 par value, at a discount from the market price of such shares. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         The Plan is an employee stock purchase plan as defined in section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As such, employees will not recognize income when rights are assigned or stock is purchased, but will recognize income upon the disposition of the stock. Interest earned on money market funds in employee accounts is taxable to the employee when earned. The Plan is not required to and does not maintain a determination letter from the Internal Revenue Service.

         Employees of U.S. Trust are eligible to participate in the Plan if they are employed on or prior to August 31 preceding the beginning of an offering period and customarily work at least twenty hours per week. The first offering period of the Plan commenced on January 1, 1999 and ended on December 31, 1999. Each subsequent calendar year constitutes an offering period with eligible employees ("Participants") granted the right to purchase shares under the Plan. Under the provisions of the Plan, Participants are granted the right to purchase stock as of the last business day of the calendar year in an amount equal to 85% of the lower of the fair market value of a share on the first trading day of the offering period or the fair market value of a share on the last trading date of the offering period (the "Purchase Price").

         Participants may contribute from 1% to 10% of base compensation on an after-tax basis. No additional employee contributions may be made to the Plan. The maximum number of shares purchased for a Participant's account may not exceed $25,000 in value and a maximum of 350,000 shares of the Corporation may be issued under the Plan. All payroll deductions and interest thereon are held in trust for Participants under the Plan. Unless the Participant has terminated employment or otherwise ceased to be eligible to participate in the Plan, common stock is purchased for the Participant in each offering period with the number of whole and fractional shares purchased equal to the quotient of the payroll deductions and interest thereon held in trust on behalf of each Participant divided by the Purchase Price. Upon purchase of the shares, the Corporation issues the stock purchased to the trust accounts maintained on behalf of Participants.

         Distributions of shares purchased on behalf of a participant are made when a Participant terminates employment for any reason, including retirement or death, in which case payment is made to the Participant's designated beneficiary. If a Participant terminates employment during an offering period, the Participant receives a single cash lump sum distribution of all payroll deductions and interest accrued thereon credited to the Participant, but not yet used to purchase shares.



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         NOTES TO FINANCIAL STATEMENTS -- CONTINUED

         The Plan provides that a Participant who remains employed by U.S. Trust must hold the shares purchased under the Plan for at least five years from the date of purchase. Shares purchased for Participants under the Plan will be held in trust until at least the end of the five-year period. Participants may request stock certificates to be issued for all or a portion of the shares held for their account for at least five years.

         The provisions of the Plan provide that the Board of Directors may at any time and for any reason terminate or amend the Plan. Additionally, in the event of a change in control of the Corporation, any offering period then in progress shall be shortened or amended.

         On May 31, 2000, the Corporation completed its merger (the "Merger") with The Charles Schwab Corporation ("CSC"). Under the terms of the Merger agreement, the Corporation became a wholly-owned subsidiary of CSC and CSC became a financial holding company, a type of bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. Under the terms of the Merger agreement, the Year 2000 Offering Period was shortened and the Purchase Date became May 23, 2000. Accordingly, the Year 2000 Offering Period became the final offering period under the Plan and no further contributions will be made to the Plan. All stock held in trust under the Plan was converted to CSC common stock at the Exchange Ratio (5.1405 shares of Schwab stock for of each share of U.S. Trust stock pursuant to the Merger). The five-year holding period remains in place for Participants who continue to be employed.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America ("generally accepted accounting principles") requires management to make estimates and assumptions that affect the reported amounts in the accompanying financial statements. Actual results could differ materially from such estimates.

         The following is a summary of the significant accounting policies.

a. Investments - Short-term investments in the Charles Schwab Retirement Money Fund and Excelsior Money Fund are valued at cost, which approximates fair value. U.S. Trust is the independent advisor of the Excelsior Money Fund. Common stock of the Corporation and the Charles Schwab Corporation is valued at the quoted market price on the valuation date.

b. Revenue Recognition - Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

c. Participant Contributions - Contributions are recorded as of the date payroll deductions are made from the compensation of Plan Participants.

d.       Employer Contributions - No contributions are made by the employer.

e. Stock Purchases - Stock purchases are recorded on the last day of the Offering Period after the Purchase Price and the number of shares purchased has been determined for each Participant.



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
         NOTES TO FINANCIAL STATEMENTS -- CONTINUED

f. Distributions to Participants - Distributions made to terminated Participants are paid in the quarter following termination and are recorded at the point of distribution.

g. Administrative expenses - Officers or employees of U.S. Trust perform certain administrative functions. No officers or employees receive compensation from the Plan. All expenses associated with the establishment, operation and administration of the Plan are borne by U.S. Trust Corporation.

h. Reclassifications - Certain amounts presented in prior periods have been reclassified to conform to the current year's presentation.


3.       INVESTMENTS

         An analysis of investments as of December 31, 2000 and December 31, 1999 is as follows:


                                                                                        2000               1999

         U.S. Trust Corporation Stock (61,802 shares
         at $80.1875 per share in 1999)                                        $           -      $   4,955,748
         Charles Schwab Corporation Stock (457,884 shares
         at $28.3750 per share in 2000)                                           12,992,459                  -
         Excelsior Money Fund                                                              -             65,865
         Charles Schwab Retirement Money Fund                                            976                  -
                                                                               -------------      -------------
         Total                                                                 $  12,993,435      $   5,021,613
                                                                               =============      =============



4.       DISCOUNT ON STOCK PURCHASED

         The following summarizes the U.S. Trust Corporation stock purchased on May 23, 2000 for the 2000 Offering Period:


         January 3, 2000 Closing Price                                         $78.9375
         May 23, 2000 Closing Price                                           $138.0000
         Purchase Price ($78.9375 discounted by 15%)                           $67.0969


         Shares                                    Fair value at
         Purchased                Cost              May 23, 2000                Discount

         29,817             $2,000,628                $4,114,746              $2,114,118




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
         NOTES TO FINANCIAL STATEMENTS -- CONTINUED

         The following summarizes the U.S. Trust Corporation stock purchased on December 31, 1999 for the 1999 Offering Period:

         January 4, 1999 Closing Price                                         $75.3750
         December 31, 1999 Closing Price                                       $80.1880
         Purchase Price ($75.3750 discounted by 15%)                           $64.0690


         Shares                                    Fair value at
         Purchased                Cost         December 31, 1999                Discount

         61,802             $3,959,592                $4,955,748                $996,156


5.       DISTRIBUTIONS PAYABLE

         Distributions payable at December 31, 2000 were payable in the form of 9,479 shares of CSC common stock and $107 in cash. Distributions payable at December 31, 1999 were payable in the form of 376 shares of U.S. Trust Corporation common stock and $43,552 in cash.


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